EXHIBIT 32
CERTIFICATION

       In connection with the Quarterly Report of Ryder System, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Gregory T. Swienton, Chief Executive Officer of the Company, and Robert E. Sanchez, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gregory T. Swienton

Gregory T. Swienton
Chairman and Chief Executive Officer
April 23, 2008

/s/ Robert E. Sanchez

Robert E. Sanchez
Executive Vice President and Chief Financial Officer
April 23, 2008